EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES AGREEMENT FOR STRATEGIC INVESTMENT
IN LEADING PROVIDER OF HYPO-ALLERGENIC HOTEL ROOMS

DALLAS, April 13, 2017 -- Ashford Inc. (NYSE MKT: AINC) (“Ashford” or the “Company”) today announced that it has acquired a controlling interest in a privately held company that conducts the business of Pure Rooms (“Pure Rooms”) for approximately $97,000 in cash consideration (excluding transaction costs). Pure Rooms utilizes state-of-the-art purification technology to create allergy-friendly guestrooms. Pure Rooms currently has contracts in place with approximately 160 hotels (approximately 2,400 rooms) throughout the United States. Pure Rooms’ hypo-allergenic rooms are designed to provide a better night’s sleep for all guests, especially allergy sufferers.
Pure Rooms’ patented 7-step purification process treats a room’s surfaces, including the air, and removes up to 99% of pollutants. Hotel rooms participating in this program typically achieve between a $20 and $30 premium per night. Based on historical performance, Ashford’s asset managed hotels that have been included in the Pure Rooms program have experienced an internal rate of return of between 50% and 70% on the Pure Rooms investment.
In addition to owning a 70% interest in the common equity of Pure Rooms, Ashford owns $300,000, or 50%, of the Series B-2 Preferred Equity of Pure Rooms. The total capitalization of Pure Rooms also includes approximately $475,000 of bank debt and $200,000 of Series B-1 Preferred Equity which will be senior to Ashford’s investment. During the twelve months ended January 31, 2017, Pure Rooms had Net Income of approximately $11,000 and Adjusted EBITDA of approximately

$472,000. The implied total purchase price represents, as of January 31, 2017, a trailing 12-month Adjusted EBITDA multiple of 2.9x, according to the Company’s preliminary estimates based on unaudited operating financial data provided by Pure Rooms.
After inclusion of all planned Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Hospitality Trust”) and Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Hospitality Prime”) hotels in the Pure Rooms program over the next 24 months and without any additional growth, Net Income and Adjusted EBITDA are expected to increase by approximately $434,000 and $257,000, respectively. Ashford expects Pure Rooms to initially contribute approximately $0.07 to its Adjusted Net Income per share. Pure Rooms should add approximately $0.15 to the Company’s Adjusted Net Income per share after all planned Ashford Hospitality Trust and Ashford Hospitality Prime hotels are included in the Pure Rooms program. Pure Rooms has also made progress in additional vertical markets, such as assisted living, cruise ships and office buildings, to drive additional growth. Existing management for Pure Rooms will remain in place, and Brian Brault will retain the title of Chief Executive Officer.
“This transaction is the next evolution of Pure Rooms’ strategy of being the leading provider of hypo-allergenic hotel rooms in the United States,” commented Brian Brault, Chief Executive Officer of Pure Rooms. “We look forward to leveraging Ashford’s hotel experience, operating experience and track record of success to further solidify our market position and support the tremendous potential for growth in our business.”
“We continue to use our hospitality and management experience to identify and invest in unique business opportunities in the industry and are excited to integrate our deep operating experience with the innovation of Pure Rooms,” said Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “There is growing demand for health and wellness offerings in the hospitality industry, and we are excited about the future of this partnership.”
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: changes in the business or operating prospects of Pure Rooms; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Pure Rooms’ business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

PURE ROOMS (1), (2)
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME
(unaudited, in thousands)

		Estimated
	12 Months Ended	12 Months Ended
	January 31,	December 31,

	2017	2019

Net Income	$11	$445

Interest expense	253	5
Depreciation and amortization	310	40
Income tax expense	5	239

EBITDA	$578	$729

Acquisition Adjustments (3)	(107)	—

Adjusted EBITDA	$472	$729

Interest expense	(253)	(5)
Income tax expense	(5)	(239)

Adjusted Net Income	$214	$485
(1) All historical information in this table is based upon unaudited operating financial data provided by Pure Rooms. Financial statements for Pure Rooms have not been prepared and this data has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm, and therefore the financial information presented will likely change.
(2) All information in this table represents 100% of Pure Rooms financial information, as such the amount of net income, Adjusted EBITDA, and Adjusted Net Income attributable to Ashford's interest will be less than the amount presented.
(3) Acquisition adjustments represent pro forma expenses related to executive management compensation of Pure Rooms. These additional costs will be incurred by Pure Rooms after close.
A reconciliation of non-GAAP financial measures is included in the table above. Adjusted EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP"), before interest, taxes, depreciation and amortization. Adjusted Net Income is defined as net income, computed in accordance with GAAP, before depreciation and amortization.

ASHFORD INC. AND SUBSIDIARIES' SHARE OF ADJUSTED NET INCOME PER SHARE ATTRIBUTABLE TO PURE ROOMS (1)
(unaudited, in thousands, except per share amounts)

		Estimated
	12 Months Ended	12 Months Ended
	January 31,	December 31,

	2017	2019

Adjusted Net Income (2)	$150	$339

Diluted shares (3)	2,273	2,273

Adjusted Net Income per diluted share	$0.07	$0.15

(1) All historical information in this table is based upon unaudited operating financial data provided by Pure Rooms. Financial statements for Pure Rooms have not been prepared and this data has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm, and therefore the financial information presented will likely change.
(2) Represents the Company's 70% share of Adjusted Net Income attributable to Pure Rooms.
(3) Represents the weighted average diluted shares of the Company for the three months ended December 31, 2016 and is held constant for the periods presented.

PURE ROOMS
Capitalization (1)
(unaudited)

Bank Debt as of December 31, 2016	$432,000
Series B-1 Preferred Equity	$200,000
Series B-2 Preferred Equity (2)	$600,000
Common Equity (3)	$138,507
Total Capitalization	$1,370,507
(1) As of March 20, 2017 after giving effect to the transaction.
(2) Includes Ashford's ownership of 50% of the Series B-2 Preferred Equity.
(3) Includes Ashford's ownership of 70% of the Common Equity.

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